                                                                    Exhibit 10.7

                                 [LETTERHEAD]

IAS COMMUNICATIONS INC.

  June 9,1999

  VIA FAX - 352-746-7271
  ----------------------

  Cindy Carlson
  3145 W. Bermuda Dunes Dr.,
  Lecanto, FL 34461

  Re: Lease Agreement for 100 E. Broadway, Kokomo, Indiana, 46901
  ---------------------------------------------------------------
  Dated August 10,1998
  --------------------

  Dear Ms. Higgins:

  Pursuant to our above Lease Agreement paragraph 1,4, IAS Communications, Inc. hereby gives to you official notice to renew the 100 E. Broadway, Kokomo, Indiana facilities for a term of one year commencing August 10, 1999 and terminating August 10, 2000.


  Yours truly,

  /s/ John Robertson
  ------------------

  John Robertson
  President

  JGR/jhl
  Enclosure

  cc:    Dave Trueblood
         ERA Dave Trueblood, Realtors
         405 Southway Blvd. E.
         Kokomo, Indiana  46902
         Fax - 765-455-4408



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                                LEASE AGREEMENT
                                ---------------

         Lease Agreement, made this 10th day of August, 1998, between Cynthia A. Higgins, 2313 S.E. 7th Street, Ocala, Florida, 34471 (hereinafter "Landlord") and IAS Communications INC., 10751 Shellbridge Way, Richmond, B.C., V6X2W8, Canada (hereinafter "Tenant") by John Robertson, President, and Larry Hawks, Vice President.

                                  WITNESSETH:

                                   Article 1
                               Premises and Term

         (SS) 1.1 Demised Premises. Landlord leases to Tenant and Tenant takes from Landlord the following:

         The property, including land and buildings, commonly described as follows:

         100 E. Broadway, Kokomo, Indiana, 46901

         More particularly described as follows:

         Part of Lots 66, 67 and 68 in Sharp and Albright's Addition to the City of Kokomo, Indiana and a part of the West half of Main Street vacated in said Addition described as follows, to wit: Commencing at the Northeast corner of the intersection of Main Street and Broadway Street; running thence North on the East line of Main Street 164 feet to an alley; thence East on the South line of said alley 69.89 feet; thence South 164 feet, to the North line of Broadway Street; thence West on said line 68 feet to the place of beginning; also a strip of ground 5.5 feet in width adjacent to the North end of the above described tract, being the South half of a vacated alley.

along with all equipment, fixtures, furnishings, design, decor, decorations, installations, appurtenances, and personal property in place or installed and erected in said space along with the privilege of using all parking facilities and sidewalks.

         (SS)1.2 Commencement, Term and Possession. The term of this lease shall commence the 10 day of August, 1998. The term of this lease shall be one
(1) year and this Lease will terminate one (1) year after the Commencement Date. Tenant may take possession of the demised premises on the 10 day of August, 1998.

        (SS)1.3 Landlord's Obligation. Landlord shall promptly make the following repairs to the property:

        a.     Clean the carpets in the main office area;

        b.     Repair leak in roof;

        c.     Repair rain gutters on east side of building;

        d.     Remove barrels of waste ink from property.

                                       1

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                                   Article 2
                                Rent and Taxes

        (SS)2.1 Rent. The rental amount for the one (1) year term commencing on the 10 day of August, 1998 has been established to be $24,000.00. At closing the Tenant will pay to the Landlord in advance the full amount of the one (1) year rent obligation in the amount of $24,000.00.

        (SS)2.2 Property Taxes. Tenant will be responsible for paying the November 1998 and May 1998 installments of property taxes on or before the date that they are each due.


                                   Article 3
                                     Signs

        (SS)3.1 Signs. Tenant may place on and in the demised premises all signs that Tenant deems necessary and proper in the conduct of its business, subject to Landlord's prior consent, which shall not be unreasonably withheld and the following conditions: (a) Tenant must obtain, at their sole expense, all permits and licenses required for the erection and maintenance of this signs; and (b) the erection and maintenance of the signs must be permitted by law. Tenant shall indemnify and hold harmless Landlord against and from any and all losses, damages, claims, suits, or actions for any injury or damage to person or property caused by the erection and maintenance of the signs, insurance coverage therefor shall be included in the public liability policy which Tenant is required to furnish under this lease.


                                   Article 4
                      Care and Repair of Demised Premises

        (SS)4.1 Repairs and Maintenance - Tenant's Responsibilities. Tenant agrees, at Tenant's sole expense, to keep in good repair and working order all structural portions of the premises, including (without limitation) foundations, walls, stairways, roof, and exterior portions thereof; and all electrical, gas, water, central heating, central air conditioning, plumbing equipment, and appliances, and any other equipment and appliances supplied under this lease. Tenant agrees to keep, at Tenant's expense, the premises in a clean, sightly, and healthful condition, and to make at Tenant's expense, all repairs which are necessary to maintain the premises in good repair and condition; and to comply with all statutes and ordinances concerning the maintenance and repair of the premises; and to surrender the premises at the expiration of this lease in as good repair and condition as existed at the date of execution of this lease (after completion of any initial leasehold improvement by Landlord or Tenant as permitted or required by this lease), reasonable wear and tear excepted.

        (SS)4.3 Tenant Property. All improvements made by Tenant to the demised premises which are so attached that they cannot be removed without material injury to the demised premises shall become the property of Landlord upon installation. However, not later than the last day of the term Tenant may remove all of its personal property. The demised premises shall be surrendered to Landlord at the end of the term in as good condition as it was at the beginning of the term, except for reasonable wear and tear or damage by fire, the elements, casualty, or other cause not due to the misuse, neglect, or negligence of Tenant or Tenant's agents, servants, customers, visitors, or licensees.

                                   Article 5
                                  Alterations

     (SS)5.1 Alterations in General. Tenant may, at its expense, with Landlord's prior written consent, redecorate the demised premises, and make non-structural alterations, changes, installations, additions, or improvements (collectively "changes") in, on, to, or about the parts of the premises. Tenant may, for such purposes, make reasonably necessary structural changes in, on, to, or about the demised premises if it first obtains Landlord's written consent, which Landlord shall not unreasonably withhold or delay.

     (SS)5.2 Effect of Alterations. No alteration, change, installation, addition, or improvement allowed under this Article shall adversely affect the safety of the structure or diminish its value. All work shall be done in a good and workmanlike manner, and in accordance with all applicable laws. Landlord shall upon Tenant's request, execute and deliver all instruments embodying Landlord's approval required by any public or quasi-public authority for the purpose of obtaining any license or permit for the making of these changes. Tenant shall pay for all necessary licenses and permits.

     (SS)5.3 Specific Alterations Allowed. Specifically, Landlord gives consent to the Tenant to redecorate the demised premises and modify the east wall of the building in order to create a truck dock, subject to the terms and conditions set forth in (SS)5.2.


                                   Article 6
                           Assignment and Subletting

     (SS)6.1 Assignment or Sublease. Tenant may not, without Landlord's prior written consent, assign this lease or sublet the demised premises or any part thereof.

     (SS)6.2 Assumption of Lease. If this lease is assigned or if the demised premises or any part thereof is sublet, the assignment or subletting shall be upon and subject to all of the terms, covenants, and conditions contained in this lease, and Tenant shall continue to remain liable thereunder. Upon any subsequent assignment, each subsequent assignee shall continue to be and remain liable hereunder. Within 30 days after the execution and delivery of such assignment Tenant shall furnish to Landlord a duplicate original of the assignment which shall contain an assumption of the assignee of all Tenant's obligations under the lease.

                                   Article 7
                            Utilities and Services

     (SS)7.1 Utilities and Services. Tenant will contact all utility and service companies necessary for the operation of the building and Tenant's purposes thereto and, at its own expense, have said utilities and services turned on, hooked up, installed, and/or commences as per its needs. Said utilities and services will be registered in the name of the Tenant and all bills for said utilities and services will be paid by the Tenant.

                                   Article 8
                         Indemnity-Liability Insurance


     (SS)8.1 Indemnity. After the Commencement Date, Tenant shall indemnify and hold harmless Landlord against and from any and all liabilities, fines, suits, claims, demands, actions, costs, and reasonable expenses of any kind or nature by anyone whosoever, due to or arising out of (a) any failure to observe, violation of, or non-performance of any term, covenant, or condition of this lease on the part of Tenant to be observed and performed, and (b) any damage to person or property occasioned by Tenant's use and occupancy of the demised premises or to any use or occupancy which Tenant may permit or suffer to be made of the demised premises, or (c) any injury to person or persons, including death resulting at any time therefrom, occurring in or about the demised premises. Tenant's liability under (SS)8.1 shall be reduced by the net proceeds actually collected on any insurance effected by Tenant on the risks in question for Landlord's benefit.

     (SS)8.2 Liability Insurance. During the term of this lease, Tenant, at its sole expense and for the mutual benefit of Landlord and Tenant, shall carry and maintain comprehensive public liability insurance, including property damage, insuring Landlord and Tenant against liability for injury to persons or property occurring in or about the demised premises or arising out of its ownership, maintenance, use, or occupancy. The insurance shall have a limit of not less than $400,000 for any one accident or occurrence and excess coverage therefor to the limit of not less than $1,000,000. On the Commencement Date, Tenant shall furnish to Landlord copies or certificates of the policies together with proof of payment of the premium therefor, and shall upon the expiration of the term of any such policy similarly furnish to Landlord a copy or certificate of each such renewal policy together with proof of payment of the premium therefor. The policy and each renewal thereof shall provide that it may not be canceled by the insurer without 10 days written notice to Landlord and to Tenant.

                                   Article 9
                       Damage by Fire or Other Casualty

     (SS)9.1 Casualty Insurance. Tenant shall insure the demised premises against damage and destruction by fire to the full replacement cost of the building and shall maintain such insurance during the term of this lease. On the Commencement Date, Tenant shall furnish to Landlord copies or certificates of the policies together with proof of payment of the premium therefor, and shall upon the expiration of the term of any such policy similarly furnish to Landlord a copy or certificate of each such renewal policy together with proof of payment of the premium therefor. The policy and each renewal therefor shall provide that it may not be canceled by the insurer without 10 days written notice to Landlord and to Tenant.

     (SS)9.2 Contents Insurance. During the term of this lease, Tenant shall, at its expense insure the contents of the building against damage and destruction by fire to the full replacement cost or other maximum insurable value thereof. On the Commencement Date, Tenant shall furnish to Landlord copies or certificates of the policies together with proof of payment of the premium therefor, and shall upon the expiration of the term of any such policy similarly furnish to Landlord a copy or certificate of each such renewal policy together with proof of payment of the premium therefor. The policy and each renewal thereof shall provide that it may not be canceled by the insurer without 10 days written notice to Landlord and to Tenant.

                                  Article 10
                               Default-Remedies

     (SS)10.1 Default, Notice, Termination. If Tenant defaults on the performance of any term, covenant, or condition of this lease, Landlord may give Tenant written notice of default. If Tenant does not cure any default within 60 days (or if the default is of such nature that it cannot be completely cured within 60 days, if Tenant does not commence the curing within 60 days and thereafter proceed with reasonable diligence and in good faith to cure the default), after notice of default is given, Landlord may terminate this lease by giving seven (7) days written notice to Tenant. This lease then shall terminate on the date specified in the notice, and Tenant shall quit and surrender the demised premises to Landlord. However, Tenant shall remain liable as provided below. If this lease is so terminated by Landlord, at any time thereafter the Landlord may resume possession of the demised premises by any lawful means and remove Tenant and other occupants and their effects.

     (SS)10.2 Repossession, Reletting. Whenever Landlord has recovered possession of the demised premises by reason of Tenant's default Landlord may occupy the demised premises or cause them to be redecorated, altered, divided, or otherwise changed and prepared for reletting. Tenant will be entitled to a refund of rents paid in advance on the demised premises from the period that the Landlord recovers possession less any damages Landlord may be entitled to due to Tenant's default.

     (SS)10.3 Cumulative Remedies. Landlord's remedies hereunder are in addition to any remedy allowed by law.

     (SS)10.4 Landlord's Cure of Tenant's Default. If Tenant breaches any term, covenant, or condition of this lease, Landlord may, by giving reasonable notice to Tenant (except that no notice need be given in case of emergency), cure the breach at Tenant's expense. All reasonable expenses, including legal fees, incurred by landlord in curing Tenant's breach shall be deemed additional rent payable on demand.


                                  Article 11
                                    Notices

     (SS)11.1 Proper Notice. Any notice demand request, or other communication given hereunder or made by either party to the other shall be in writing and mailed by registered or certified mail in a postage paid envelope addressed as follows:

     (a) If to Tenant, at its address set forth above, with a copy at the demised premises;

     (b)       If to Landlord, at her address set forth above;

or at any other address that Tenant or Landlord, respectively, may designate by written notice under (SS)11.1.

                                  Article 12
                                    Broker

     (SS)12.1 Broker. The parties agree that this lease was brought about by Dave Trueblood, ERA Dave Trueblood, REALTORS(R), 405 Southway Blvd. East, #101, Kokomo, Indiana 46902. Landlord shall pay the broker its commission under separate agreement. Tenant represents that Tenant dealt with no other broker in connection with this lease.

                                  Article 13
                               Sale of Property

     (SS)13.1 Right to Sell. Landlord reserves the right to place the demised premises on the market for sale six (6) months prior to termination of the current lease term or any extension thereof.

     (SS)13.2 Property Showings. During all showings of the demised premises to potential buyers, an agent from ERA Dave Trueblood, REALTORS(R) will accompany said potential buyer. Tenant will be given reasonable notice in advance of any showing as to the specific date and time the demised premises is to be inspected by a potential buyer.

                                  Article 14
                                Quiet Enjoyment

     (SS)14.1 Quiet Enjoyment. Landlord covenants that if and so long as Tenant performs the terms, covenants, and conditions applicable to it, Tenant shall peaceably and quietly have, hold, and enjoy the demised premises for the term of this lease, subject to its provisions.

     (SS)14.2 Title Warranty. Landlord warrants and represents that it has good and marketable title to the demised premises, free and clear of all liens and encumbrances except mortgages.

                                  Article 15
                           Miscellaneous Provisions

     (SS)15.1 Non-Waiver. The failure of either party to insist on strict performance of any term, covenant, or condition hereof, shall not be construed as a waiver of such term, covenant, or condition in any other instance.

     (SS)15.2 Written Modification. This lease cannot be changed or terminated orally, but only by an instrument signed by both parties.

     (SS)15.3 Mechanic's Liens. Tenant shall within 30 days after notice from Landlord discharge any mechanic's lien for materials or labor claimed to have been furnished to the demised premises on Tenant's behalf.

     (SS)15.4 Headings. Headings in this lease are for convenience and reference only and shall not be used to interpret or construe its provisions.

     (SS)15.5 Governing Law. This lease shall be construed in accordance with and governed by the laws of the State of Indiana.

     (SS)15.6 Counterparts. This lease may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The parties agree that this lease may be transmitted between them by facsimile machine. The parties intend that faxed signatures constitute original signatures and are binding on the parties. The original documents shall be promptly executed and/or delivered, if requested.

     (SS)15.7 Costs of Preparing Lease. Landlord and Tenant shall split equally the cost of preparing this lease.

     (SS)15.8 Entire Agreement. This lease supersedes all agreements previously made between the parties relating to its subject matter. There are no other understandings or agreements between them.

     IN WITNESS WHEREOF, Landlord and Tenant have duly executed this lease on the _____ day of ____________, 1998.


                                          LANDLORD

                                          _________________________________
                                          Cynthia A. Higgins


                                          TENANT:

                                          _________________________________
                                          John Robertson, President
                                          IAS Communications, INC.

                                          _________________________________
                                          Larry J. Hawks, Vice President
                                          IAS Communications, INC.